CALAMOS INVESTMENT TRUST

AMENDMENT NO. 9

TO

THE FOURTH AMENDED AND RESTATED AGREEMENT

AND DECLARATION OF TRUST

AMENDMENT NO. 9 to the Fourth Amended and Restated Agreement and Declaration of Trust dated as of May 15, 2012, as amended (the “Declaration of Trust”) of Calamos Investment Trust (the “Trust”), made as of the 7th day of February, 2017.

WITNESSETH:

WHEREAS, Article IV, Section 4.1 of the Declaration of Trust provides that the establishment and designation of any Sub-Trust or of any class of Shares of any Sub-Trust in addition to those established and designated in Section 4.2 shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Sub-Trust or class, or as otherwise provided in such instrument; and

WHEREAS, Article IV, Section 4.1 of the Declaration of Trust also provides that, at any time that there are no Shares outstanding of any particular Sub-Trust or class previously established and designated, the Trustees may by an instrument executed by a majority of their number (or by an instrument executed by an officer of the Trust pursuant to the vote of a majority of the Trustees) abolish that Sub-Trust or class and the establishment and designation thereof; and

WHEREAS, the Trustees have previously established and designated sixteen Sub-Trusts of the Trust (the “Series”), being Calamos Convertible Fund, Calamos Growth and Income Fund, Calamos Global Growth and Income Fund, Calamos Growth Fund, Calamos Market Neutral Income Fund, Calamos High Income Fund, Calamos Opportunistic Value Fund, Calamos International Growth Fund, Calamos Global Equity Fund, Calamos Total Return Bond Fund, Calamos Evolving World Growth Fund, Calamos Dividend Growth Fund, Calamos Emerging Market Equity Fund, Calamos Global Convertible Fund, Calamos Hedged Equity Income Fund and Calamos Phineus Long/Short Fund; and

WHEREAS, the Trustees have previously designated each Series as having five classes of Shares, designated Class A, Class B, Class C, Class I and Class R, except for Calamos Dividend Growth Fund, Calamos Emerging Market Equity Fund, Calamos Global Convertible Fund, Calamos Hedged Equity Income Fund, each of which have four classes of Shares, designated Class A, Class C, Class I and Class R, and Calamos Phineus Long/Short Fund, which has three classes of Shares, designated Class A, Class C and Class I.

NOW, THEREFORE, effective February 7, 2017, the Declaration of Trust is hereby amended as follows:

I. The first paragraph of Article IV, Section 4.2 (other than subsections (a) through (m) thereof) of the Declaration of Trust is hereby amended to read in pertinent part as follows:

“Section 4.2 Establishment and Designation of Sub-Trusts and Classes. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate sixteen Sub-Trusts:

Calamos Convertible Fund

Calamos Growth and Income Fund

Calamos Global Growth and Income Fund

Calamos Growth Fund

Calamos Market Neutral Income Fund

Calamos High Income Fund

Calamos Opportunistic Value Fund

Calamos International Growth Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Dividend Growth Fund

Calamos Emerging Market Equity Fund

Calamos Global Convertible Fund

Calamos Hedged Equity Income Fund

Calamos Phineus Long/Short Fund

each of which shall have six classes of Shares, designated Class A, Class B, Class C, Class I, Class R and Class T, except for Calamos Global Convertible Fund which shall have five classes of Shares, designated Class A, Class C, Class I, Class R and Class T, and Calamos Dividend Growth Fund, Calamos Emerging Market Equity Fund, Calamos Hedged Equity Income Fund, and Calamos Phineus Long/Short Fund, each of which shall have four classes of Shares, designated Class A, Class C, Class I and Class T, or such classes as may from time to time be established and designated. The Shares of such Sub-Trusts and any Shares of any further Sub-Trust or class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:”

The undersigned hereby certifies that Amendment No. 9 to the Fourth Amended and Restated Agreement and Declaration of Trust set forth above has been duly adopted in accordance with the provisions of the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has hereto set his hand as of the day and year first above written.

/s/ John P. Calamos, Sr.
John P. Calamos, Sr. /s/ Stephen B. Timbers
Stephen B. Timbers /s/ Virginia G. Breen
Virginia G. Breen /s/ Theresa A. Hamacher
Theresa A. Hamacher /s/ John E. Neal
John E. Neal /s/ William Rybak
William Rybak /s/ David D. Tripple
David D. Tripple